Exhibit 21.1

QUANTA SERVICES, INC.—SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	State of Incorporation
1 Diamond, LLC	Delaware
1298888 Alberta Ltd.	Alberta
618232 Alberta Ltd.	Alberta
Aedon Consulting Inc.	British Columbia
All Power Products Inc.	Alberta
Allteck Line Contractors Inc.	British Columbia
American International Maritime Logistics, LLC	Texas
CAN-FER Utility Services, LLC	Delaware
Coe Drilling Pty Ltd.	Victoria, Australia
Conam Construction Co.	Texas
Conti Communications, Inc.	Delaware
Croce Electric Company, Inc.	Delaware
Croce Electric Company
Crux Subsurface, Inc.	Delaware
Inland Pacific Drill Supply
Quanta LXV Acquisition, Inc.
DNR Pressure Welding Ltd.	Alberta
Dacon Corporation	Delaware
Dashiell Corporation	Delaware
Dacon Corporation
Dashiell (DE) Corporation
Digco Utility Construction, L.P.	Delaware
Ranger Field Services
EHV Elecon, Inc.	Puerto Rico
EHV Power ULC	British Columbia
EHV Power ULC Corp.
Energy Construction Services, Inc.	Delaware
Five Points Construction Co.	Texas
Fueling Systems Contractors, LLC	Delaware
H. C. Price Canada Company	Nova Scotia
H.L. Chapman Pipeline Construction, Inc.	Delaware
DB Utilities
Chapman Pipeline Construction, Inc., H.L.
Sullivan Welding
High Line Power Inc.	Ontario
InfraSource Construction, LLC	Delaware
IUC Illinois, LLC
IUC Nebraska, LLC
IUC Underground, LLC
InfraSource FI, LLC	Delaware

Subsidiary	State of Incorporation
InfraSource Field Services, LLC	Delaware
InfraSource Installation, LLC	Delaware
InfraSource, LLC	Delaware
IUS Underground, LLC
InfraSource Services, LLC	Delaware
InfraSource Transmission Services Company	Arizona
InfraSource Underground Construction, Inc.	Delaware
InfraSource Underground Services Canada, Inc.	Delaware
Inline Devices, LLC	Texas
Mears Inline Inspection Services
Intermountain Electric, Inc.	Colorado
Colorado IM Electric
Grand Electric
IME
Intermountain Electric, Inc. a Colorado Corporation
IonEarth, LLC	Michigan
Irby Construction Company	Mississippi
Irby Construction Company, Inc.
Okay Construction Company
Island Mechanical Corporation	Hawaii
Lazy Q Ranch, LLC	Delaware
DE Lazy Q Ranch, LLC
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Renaissance Construction
Western Directional
McGregor Construction 2000 Ltd	Alberta
Mears Canada Corp.	Nova Scotia
Mears Construction, LLC	Georgia
Mears Construction of GA, LLC
InfraSource Construction Services
Mears Group, Inc.	Delaware
DE Mears Group, Inc.
Mears Group Pty Ltd	Victoria, Australia
Allteck Power
Mearsmex S. de R.L. de C.V.	Mexico
Mears Pipelines Pty Ltd.	Victoria, Australia
Mejia Personnel Services, Inc.	Texas
Mercer Software Solutions, LLC	Texas
Microline Technology Corporation	Michigan
M.J. Electric, LLC	Delaware
M.J. Electric, LLC Iron Mountain
M.J. Electric, Iron Mountain
Iron Mountain M.J. Electric, LLC
Great Lakes Line Builders
Nacap Australia Pty Ltd.	Victoria, Australia
North Houston Pole Line, L.P.	Delaware

Subsidiary	State of Incorporation
North Houston Pole Line Corp.
Quanta Foundation Services
Quanta Foundation Services, Limited Partnership
North Sky Engineering, Inc.	Delaware
NorthStar Energy Services, Inc.	North Carolina
InfraSource Pipeline Facilities, Inc.
Bradford Brothers, Inc.
BBI Bradford Brothers, Incorporated
NC NorthStar Energy Services, Inc.
Northstar Energy Services Inc.	Alberta
Northstar Transport Services Inc.	Alberta
Nova Constructors LLC	Japan
Nova Constructors LTD	United Kingdom
Nova Equipment Leasing LLC	Washington
Nova Group, Inc.	California
Nova Group, Inc. / Obayashi Corporation, LLC	California
Nova NextGen Solutions, LLC	Delaware
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership.	Alberta
O. J. Industrial Maintenance
RMS Welding Systems
PAR Electrical Contractors, Inc.	Missouri
J. W. Didado Electric, Inc.
Longfellow Drilling
Longfellow Drilling, Inc.
Par Infrared Consultants
Seaward
Seaward Corporation
PAR Internacional, S. de R.L. de C.V.	Mexico
Performance Energy Services, L.L.C.	Louisiana
Performance Labor Services, L.L.C.	Louisiana
Phasor Engineering Inc.	Alberta
Potelco, Inc.	Washington
NorAm Telecommunications
Potelco Incorporated
POWERSTREAM, LLC	Delaware
POWERSTREAM Services, LLC
Price Gregory Construction, Inc.	Delaware
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
Probst Electric, Inc.	Utah
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QCS ECA 0927 Development Ltd.	British Columbia
QPS Engineering, LLC	Delaware
QSI Finance (Australia) Pty Ltd.	Victoria, Australia
QSI Finance Canada ULC	British Columbia

Subsidiary	State of Incorporation
QSI Finance I (US), Inc.	Delaware
QSI Finance II (Lux) S.à r.l	Luxembourg
QSI Finance III (Canada) ULC	British Columbia
QSI Finance IV (Canada) ULC	British Columbia
QSI Finance V (US), LLP	Delaware
QSI Finance VI (Canada) ULC	British Columbia
QSI Finance VII (Canada) Limited Partnership	British Columbia
QSI Finance VIII (Canada) ULC	British Columbia
QSI Finance IX (Canada) Limited Partnership	British Columbia
QSI Finance X (Canada) ULC	British Columbia
QSI, Inc.	Delaware
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Capital Solutions, Inc.	Delaware
Quanta Capital South Africa Pty Ltd.	South Africa
OPICONSVIA Investments 312 Proprietary Limited
Quanta Delaware, Inc.	Delaware
Quanta Electric Power Services, LLC	Delaware
Quanta Energy Services, LLC	Delaware
Quanta Fiber Networks, Inc.	Delaware
Quanta Field Services, LLC	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Holdings 1 GP, LLC	Delaware
Quanta Infrastructure Services, S. de R.L. de C.V.	Mexico
Quanta International Holdings, Ltd.	British Virgin Islands
Quanta International Limited	British Virgin Islands
Quanta Philippines
Quanta International Services, Inc.	Delaware
Quanta LXVII Acquisition, Inc.	Delaware
Quanta LXVIII Acquisition, Inc.	Delaware
Quanta LXIX Acquisition, Inc.	Delaware
Quanta LXX Acquisition, Inc.	Delaware
Quanta LXXI Acquisition, Inc.	Delaware
Quanta LXXII Acquisition, Inc.	Delaware
Quanta LXXIII Acquisition, Inc.	Delaware
Quanta Marine Services, LLC	Delaware
Quanta Middle East, LLC	Qatar
Quanta Pipeline Services, Inc.	Delaware
Quanta Power Generation, Inc.	Delaware
Quanta Fossil Power
Quanta Renewable Energy
Quanta Power, Inc.	Delaware
Quanta Construction Services, Inc.
Quanta Power Solutions India Private Limited	New Delhi, India
Quanta Receivables, L.P.	Delaware
Quanta Renewable Construction Pty Ltd.	South Africa

Subsidiary	State of Incorporation
OPICONSVIA Investments 311 Proprietary Limited
Quanta Services Africa (PTY) LTD.	South Africa
Ambrizo Investments 469 (PTY) LTD.
Quanta Services Australia Pty Ltd.	Victoria, Australia
Quanta Services CC Canada Ltd.	British Columbia
Quanta Services Chile SpA	Chile
Quanta Services Colombia S.A.S.	Colombia
Quanta Services Contracting, Inc.	Delaware
Quanta Services Costa Rica Ltda.	Costa Rica
Quanta Services Guatemala Ltda.	Guatemala
Quanta Services (India) Ltd.	British Virgin Islands
Quanta Services Management Partnership, L.P.	Texas
Quanta Services Netherlands B.V.	Netherlands
Quanta Technology Europe
Quanta Services of Canada Ltd.	British Columbia
Quanta Services Panama, S. de R.L.	Panama
Quanta Services Peru S.A.C.	Peru
Quanta Technology Canada ULC	British Columbia
Quanta Technology, LLC	Delaware
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Towergen Private Limited	Karnataka, India
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services – Gulf States, Inc.	Delaware
De Southeast Pipeline Construction, Inc.
Quanta Utility Services of Canada Inc.	British Columbia
QuantaWorks, LLC	Delaware
Quantecua Cia. Ltda.	Ecuador
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc.	Wisconsin
InfraSource Engineering Company
InfraSource Engineering Company, PC
RMS Holdings, LLC	Delaware
Road Bore Corporation	Hawaii
Service Electric Company	Delaware
Dillard Smith Construction Company
Dillard Smith Construction Company (Delaware)
P.D.G. Electric
Service Electric Company of Delaware
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Sharp’s Construction Services 2006 Ltd.	Alberta
Southwest Trenching Company, Inc.	Texas
Summit Line Construction, Inc.	Utah
Sumter Utilities, Inc.	Delaware
Sumter Builders Construction Contracting
Sunesys, LLC	Delaware
Sunesys, LLC of Delaware
Sunesys of Massachusetts, LLC	Delaware

Subsidiary	State of Incorporation
Sunesys of Virginia, Inc.	Virginia
T. G. Mercer Consulting Services, Inc.	Texas
The Ryan Company, Inc.	Massachusetts
Eastern Communications
Ryan Company Inc. (The)
The Ryan Company Inc. of Massachusetts
The Ryan Company of Massachusetts
The Ryan Company Incorporated of Massachusetts
The Ryan Company Incorporated Electrical Contractors
Tom Allen Construction Company	Delaware
TA Construction
Allen Construction Company, Tom
Total Quality Management Services, LLC	Delaware
Ultimate Powerline Contracting Ltd.	Saskatchewan
Underground Construction Co., Inc.	Delaware
Delaware Underground Construction Co.
Maryland Underground Construction Co., Inc.
Underground Construction Co., Inc. (Delaware)
UCC-Underground Construction Co., Inc.
Utilimap Corporation	Missouri
Computapole
Utility Line Management Services, Inc.	Delaware
Valard Construction Ltd.	British Columbia
Quanta Services EC Canada Ltd.
Valard Construction LP	Alberta
Valard Construction 2008 Ltd.	Alberta
Valard Construction (Manitoba) Ltd.	Manitoba
Valard Construction (Ontario) Ltd.	Ontario
Valard Construction (Quebec) Inc.	Quebec
Valard Geomatics Ltd.	Alberta
Valard Norway AS	Norway
Valard Sweden AB	Sweden
Valard Wellpoint Systems Ltd.	Alberta
VCS Sub, Inc.	California
Winco, Inc.	Oregon
Winco Powerline Services
Winco Powerline Services, Inc.